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EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made as of October 18, 2005 by and between USN Corporation, a Colorado Corporation (the "COMPANY") and Mark Miller (the "EXECUTIVE").

         The parties are entering into this Agreement in order to set forth the terms and conditions under which the Executive shall be employed by the Company.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants contained herein, agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment on the terms and conditions set forth herein. The Executive's employment with the Company shall commence on the date hereof.

         2. EMPLOYMENT AT WILL. The Executive and the Company understand and agree that the Executive is an employee at will, and that the Executive may resign, or the Company may terminate the Executive's employment, at any time and for any or for no reason and consistent with Section 6 of this Agreement. Nothing in this Agreement or any Related Agreements (as hereinafter defined) shall be construed to alter the at-will nature of the Executive's employment, nor shall anything in this Agreement or any Related Agreements be construed as providing the Executive with a definite term of employment.

         3. POSITION. During the Executive's employment with Company, the Executive shall serve as Chief Executive Officer of the Company and Acting Chairman of the Board of Directors. The Executive shall perform those duties generally required of persons in the position, as well as such other duties, not inconsistent with this Agreement, as the Board of Directors (the "BOARD") may from time to time direct. The Executive shall report and be responsible to the Company's Board of Directors.

         4. BASE SALARY, COMPENSATION AND BENEFITS.

                  4.1 BASE SALARY. During the Executive's employment, the Company agrees to pay, and the Executive agrees to accept, as the Executive's salary for all services to be rendered by the Executive hereunder, a salary at a monthly rate of $ 12,500.00 ("BASE SALARY"), payable at the same time that the Company pays its employees generally. The Base Salary is subject to annual increases in the sole discretion of the Board.

                  4.2 STOCK GRANT. The Executive shall be entitled to an initial stock grant and stock options as referenced on Exhibit A attached hereto.

                  4.3 INCENTIVES, SAVINGS AND RETIREMENT PLANS. The Executive shall also be entitled to participate at similar levels in all health, incentive, savings, and retirement plans, policies and programs made available by the Company to executive-level employees generally ("PLANS"). Company agrees to cover the costs of Executive's current Blue Cross health insurance policy or another similarly situated policy of Executive's choice.

                  4.4 REIMBURSEMENT. The Company shall reimburse the Executive (or, in the Company's sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for essential out-of-pocket expenses incurred by the Executive directly

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relating to the business or affairs of the Company or the performance of the
Executive's duties hereunder, including, without limitation, direct expenses with respect to meals, travel and similar items, PROVIDED that the incurring of such expenses shall have been approved in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

                  4.5 VACATION. In addition to statutory holidays, the Executive shall be entitled to four (4) weeks paid vacation each calendar year during the Executive's employment, accruing ratably each month.

                  4.6 WITHHOLDING. The Company may withhold from the Executive's compensation all applicable amounts required by law.

         5. PAYMENTS UPON TERMINATION OF EMPLOYMENT. In the event the Executive's employment with the Company terminates for any reason, the Company shall pay to the Executive any Base Salary including accrued vacation pay, expense reimbursements, compensation and benefits under any Plan, and any and all benefits and other similar amounts, accrued but unpaid as of the date of termination. In addition, upon termination of the Executive's employment with the Company, and contingent upon the Executive's execution and delivery of a general release reasonably satisfactory to the Company releasing the Company, its officers, managers, agents, members, and affiliates from any liability for any matter other than for payments under this Section 5 and contractual obligations under other written agreements, the Company shall pay to the Executive an amount equal to a three (3) month portion of the Base Salary ("SEVERANCE"), to be paid pursuant to Company's payroll cycle for the three (3) months following termination of employment. The parties further acknowledge that there are not any express or implied agreements that affect or impair the ability of Executive or Company to terminate the employment relationship at will. Upon termination of the Executive's employment any rights to fixed and contingent compensation including but not limited to stock options, bonuses, royalties, commissions or any other payment obligations by Employer shall cease.

                  5.1 RETURN OF RECORDS AND PROPERTY. Upon termination of Executive's employment with the Company, Executive shall promptly deliver to the Company any and all Company records and any and all Company property in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company.

         6. CONFIDENTIALITY. In the course of developing its business and goodwill, Company has developed and continues to develop unique techniques, processes, and compilations of information that it uses in the design, styling, pricing, selling and marketing of its products and services. This non-public information is a valuable asset, allows Company to maintain a competitive advantage, and is deemed propriety, confidential, and is a trade secret of Company. Therefore, Company desires to maintain and preserve the confidentiality of its trade secrets and other confidential information (collectively "Confidential Information") regarding its business from any unauthorized disclosures. To enable Executive to perform the Services contemplated hereunder, Company may disclose or authorize the disclosure of Confidential Information to Executive. Executive acknowledges and expressly agrees that Company's Confidential Information is a valuable asset. Confidential Information may include, but not be limited to, designs, devices, methods, techniques, compilations, processes, product specifications, future plans, financial


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information, cost and pricing information, computer programs, formulas and equations, the names, buying habits or practices of any of Company's suppliers, the costs of materials, the prices Company obtains or has obtained, or at which it sells or has sold its products, sales cost, written business records, documents, specifications, plans and compilations of information, reports, correspondence, sales records, account lists, budgets, indexes, invoices, telephone records, or any other material relating in any manner whatsoever to the customers, sales representatives or Executives (including the salaries of employees other than Executive and their abilities) of Company. Executive agrees that all Confidential Information, or any copy, extract or summary, whether originated or prepared by Executive or by or for Company, is and shall remain the exclusive property of Company. Executive agrees to not disclose to others, either directly or indirectly, or take or use for Executive's own purposes or the purposes of others, the Confidential Information of Company. Executive shall not disclose the name of any Executive, customer, sales representative or independent contractor of Company to any third party, unless the disclosure occurs during Executive's employment with Company, and is reasonably required to further the interests of Company. These restrictions shall also apply to: (i) trade secrets or confidential information conceived by or belonging to third parties which are in Company's possession; and (ii) trade secrets or Confidential Information conceived, originated, discovered or developed by Executive within the scope of Executive's employment.

                  6.1 OWNERSHIP OF INTELLECTUAL PROPERTY. During the Term of Executive's employment, and for the Restrictive Period (as defined below in Section 10.4), Executive may develop or participate in the development of trademarks, copyrights, customer and vendor lists and other proprietary information, including processes and methods relating to the business of Company. If it is determined that any of the information identified above is, in whole or in part, not entitled to protection as a trade secret, it shall be Confidential Information that is protected by this Agreement. Executive acknowledges and expressly agrees that Company's property shall include any invention, improvement, development, copyrightable matter, design, idea or suggestion conceived, made, devised or developed by Executive, solely or jointly with others: (i) during regular working hours or with the use of Company's equipment, resources, supplies, facilities, Confidential Information or trade secrets; (ii) during the term of Executive's employment whether during regular working hours or not, which relates to business of Company; or (iii) during the term of Executive's employment, and after, which embodies, uses or is the result of any Confidential Information of Company that Executive has knowledge of shall become the sole property of Company. As to each invention, improvement, development, copyrightable matter, design, idea, suggestions or other matter described above, Executive assigns to Company all rights, including all copyright, trademark and patent right and all other claims of ownership which Executive has or may have in the future. Executive agrees that, upon request by Company, Executive shall promptly execute all instruments and documents requested by Company, including but not limited to applications for Letters Patent and assignment of the rights thereto. Upon the termination of Executive's employment, or whenever required by Company, Executive shall immediately deliver to Company all property and materials in Executive's possession or under Executive's control belonging to Company, or developed by Executive while employed by Company, including but not limited to, all physical embodiments of Confidential Information. This Provision does not apply to any invention that qualifies under the provisions of Section 2870 of the California Labor Code.

                  6.2 NON-SOLICITATION. During the term of Executive's employment with the Company and for a period of 12 consecutive months from the date of the termination of such employment, Executive shall not, directly or indirectly, hire, engage or solicit any person who is then an employee of the Company or who was an employee of the Company at the time of Executive's


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employment, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, Executive, member of any association, consultant or otherwise.

                  6.3 NON-DISPARAGEMENT AND NO PUBLICITY. Executive recognizes that goodwill is a valuable asset of the Company and therefore agrees that he will not make any negative or disparaging comments or attempt to cast either the Company or its employees, shareholders, founders, officers, directors, agents or affiliates in a negative light. Executive represents and warrants that that he will not converse, corresponded or file any report, complaint or charges that casts the Company and all related holding, parent and subsidiary corporations (including their employees, shareowners, founders, officers, directors, agents or affiliates) in a negative light with the media or any association, group, agency or individual. Executive shall obtain prior written permission to grant interviews, correspond outside of the normal course of business, publish or cause to be published any article, book, textbook, play, audio or tape recordings, television broadcasts, films, internet or electronic publications, or any other form of communication concerning Company or the business of Company or concerning any of it's employees, shareholders, founders, officers, directors, agents or affiliates. Company may grant or withhold this permission in its sole discretion. This section shall survive the term of this Agreement.

                  6.4 CONFLICTS OF INTEREST. Executive shall not do anything conflicting with the interest of USN during the term of Executive's employment. Executive shall avoid conflicts of interest and acknowledges that violation of this provision will lead to termination. Executive, during the term of employment and for twelve (12) months following termination of employment, shall not perform any services or accept any employment with any competitor of the Company. This prohibition includes acting as an advisor or consultant, unless that activity is required as part of the Executive's direct job responsibilities. Executive must immediately disclose in writing to the Company any financial interest Executive or Executive's immediate family has, during the term of employment, in any firm which does business with, or which competes with Company. Executive and Executive's immediate family are not to, during the term of employment, accept gifts from any person or firm doing, or seeking to do business with Company. The meaning of gifts for purposes of this Agreement includes the acceptance of entertainment, travel and lodging. Executive, during the term of employment, shall also not give, offer, or promise anything of value to any representative of a company with which Company does business.

                  6.5 BLUE PENCIL DOCTRINE. If the duration of, the scope of or any business activity covered by any provision of this Section 6 is in excess of what is valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is valid and enforceable. Executive hereby acknowledges that this Section shall be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

                  6.6 ACKNOWLEDGMENT. Executive hereby acknowledges that the provisions of this Sections 8 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of these provisions by Executive shall cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event that Executive violates any of these provisions, the Company shall be entitled to an injunction, in addition to all the other remedies it may have, restraining Executive from violating or continuing to violate such provision.


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         7. WAIVERS AND AMENDMENTS. The respective rights and obligations of the
Company and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and the Executive.

         8. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns.

         9. ENTIRE AGREEMENT. This Agreement and the Related Agreements constitute the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

         10. NOTICES. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

                  If to the Company, addressed to:

                           USN Corporation
                           2121 Avenue of the Stars, Suite 2910
                           Los Angeles, CA 90067
                           Attention:  Board of Directors
                           Fax:  (310) 203-9863

         If to the Executive, to the address set forth on the signature page of this Agreement or at the current address listed in the Company's records.

         Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Pacific Time and, if sent after 5:00 p.m. Pacific Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

         11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of Delaware (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).


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         12. ARBITRATION. Except for ancillary measures in aid of arbitration and for proceedings to obtain provisional remedies and interim relief, including, without limitation, injunctive relief, any controversy, dispute or claim arising out of or in connection with or relating to this Agreement or any related Agreements, or the breach, termination or validity thereof or any transaction contemplated hereby or thereby (any such controversy, dispute or claim being referred to as a "DISPUTE") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA RULES") of the American Arbitration Association (the "AAA"). Any such Dispute must be made within one year of the act that gave rise to the complaint. There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedures, in each case, within fifteen (15) business days of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law (preferably with experience in securities law). Any arbitration pursuant to this Section shall take place in Los Angeles County, California. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the filing with AAA any demand for arbitration; PROVIDED, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement "Expedited Procedures" under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section 6, any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement or any other Related Agreements shall be consolidated and heard by the initially constituted panel of arbitrators.

         13. EQUITABLE REMEDIES. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

         14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         15. SEVERABILITY; TITLES AND SUBTITLES; GENDER; SINGULAR AND PLURAL; COUNTERPARTS; FACSIMILE.

                  (a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


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                  (b) The titles of the sections and subsections of this
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

                  (d) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

                  (e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above specified.


COMPANY:                                                      EXECUTIVE:
-------                                                       ---------

USN CORPORATION


By: /S/ TERRY WASHBURN                        /S/ MARK J. MILLER
    ---------------------------------         ----------------------------------
    Name:  Terry Washburn                     Mark J. Miller
    Title: CEO
                                              Address: 4902 INDIANOLA WAY
                                                       LACANADA, CA  91011


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SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

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                                    EXHIBIT A
                                    ---------
                               STOCK COMPENSATION
                               ------------------

         1. INITIAL STOCK GRANT. Executive will be granted stock options totaling 100,000 shares of common stock in USN Corporation. The Stock Options shall be set at $.01 and will be exercisable immediately.

         2. ADDITIONAL STOCK OPTIONS. Executive will also be granted stock options totaling 400,000 shares of common stock in USN Corporation. The Stock Options shall be set at $1.50 and will vest ratably 1/48th per month over a 48 month vesting period; PROVIDED, that, as of each relevant vesting date, the Executive is then employed by the Company or any Subsidiary.


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